UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012
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AGR Tools, Inc.
(Exact name of registrant as specified in its charter)

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Nevada		98-0480810
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3500 Fairmount Street, Suite 501, Dallas, Texas 75219
(Address of principal executive offices) (Zip Code)

936-539-5744
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.

AGR Tools, Inc. (the “Company”) submitted several items to shareholders to approve by an action taken by consent in lieu of a meeting (the “Actions”). The Company's stockholders approved the Actions listed below, such Actions are described in detail in the Company's definitive proxy statement for the Actions filed with the Securities and Exchange Commission on May 11, 2012. The final votes on the Actions are follows:

PROPOSAL 1:	TO AUTHORIZE 50,000,000 SHARES OF PREFERRED STOCK

Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining	Broker None Votes
183,661	94,392	0	0	0

PROPOSAL 2:	TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 TO 750,000,000

Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining	Broker None Votes
183,661	94,392	0	0	0

PROPOSAL 3:	TO AUTHORIZE OUR BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT A RATIO OF 500:1

Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining	Broker None Votes
183,661	94,392	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AGR TOOLS, INC.

By:	/s/ Vern Wilson
Vern Wilson Chief Executive Officer

Date: May 21, 2012